                                                                  EXHIBIT 10(ac)


                      TERMINATION OF SERVICE AGREEMENT AND
                    AGREEMENT FOR PURCHASE AND SALE OF ASSETS

        This Termination of Service Agreement and Agreement for Purchase and Sale of Assets ("AGREEMENT") is made as of the 31st day of January, 2001, by and between RESPONSE ONCOLOGY, INC., a Tennessee corporation ("RESPONSE") and ONCOLOGY HEMATOLOGY GROUP OF SOUTH FLORIDA, P.A., a Florida professional service corporation ("ONCOLOGY").

                                    RECITALS:

        WHEREAS, Response and Oncology entered into a Service Agreement dated January 2, 1996, as amended February 25, 1997 ("1ST AMENDMENT"), August 15, 1997 ("2ND AMENDMENT") and July 20, 1999 ("3RD AMENDMENT") (collectively, the "SERVICE AGREEMENT"), pursuant to which Response agreed to perform certain practice management functions described therein in exchange for payment by Oncology to Response of various fees, as described therein; and

        WHEREAS, Oncology desires to decrease its operating expenses; and

        WHEREAS, the parties mutually desire to terminate the Service Agreement and all of the parties' respective obligations and liabilities thereunder (except as otherwise provided herein), and to provide for the transfer and/or assumption of certain assets and liabilities, all upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the purchase price described hereunder and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

        1. Recitals. The recitals set forth above are true and correct and are incorporated herein by reference.

        2. Termination of Service Agreement.

           (a) Subject to the performance by each of the parties of their respective obligations under this Agreement, and the survival of any obligations which by the terms of this Agreement are intended to survive, the parties hereby terminate the Service Agreement effective as of the Closing Date (as hereinafter defined). In addition to the other transactions described herein, as consideration for the termination of the Service Agreement which Oncology believes will significantly reduce the operating expenses, and the mutual release of the parties from their respective obligations thereunder, Oncology shall pay to Response at Closing via cashier's or attorney's trust account check or wire transfer Three Million Four Hundred Ninety-Eight Thousand Dollars and 00/100 ($3,498,000.00) (the "TERMINATION FEE") (based upon EBITDA of $1,479,200.00), subject to adjustments, prorations, credits and setoffs hereinafter described.

           (b) It is the parties' intent that the Termination Fee shall be an amount equal to 2.5 times EBITDA (including all ancillary and professional departments of Oncology) for the calendar year 2000, as EBITDA is customarily reported on the Response/Oncology Statement of Operations, based on accounting principles consistently applied with prior practice, less Two Hundred Thousand Dollars ($200,000.00) (the "FORMULA TERMINATION FEE"). In the event the calendar year 2000 EBITDA has not been determined as of the Closing Date (as hereinafter defined), an appropriate adjusting payment shall be made within thirty (30) days after the Closing Date by Oncology to Response if the Formula Termination Fee exceeds the Termination Fee or by Response to Oncology if the Formula Termination Fee is less than the Termination Fee. The parties both acknowledge and agree to the EBITDA figure as it is reflected on the Response/Oncology Statement of Operations dated as of December 31, 2000, which is attached hereto as EXHIBIT 2.

        3. [REPAYMENT OF RESPONSE NOTES AND TERMINATION OF STOCK OPTIONS. ONCOLOGY SHALL RECEIVE AS A CREDIT AGAINST THE TERMINATION FEE, AN AMOUNT EQUAL TO THE OUTSTANDING PRINCIPAL AND INTEREST BALANCE OF THOSE CERTAIN PROMISSORY NOTES WITH AN AGGREGATE ORIGINAL PRINCIPAL AMOUNT OF ONE MILLION EIGHT HUNDRED TEN THOUSAND FIVE HUNDRED EIGHT DOLLARS AND 70/100 ($1,810,508.70) FROM RESPONSE TO THE SHAREHOLDERS OF ONCOLOGY, WHICH ARE ATTACHED AS EXHIBIT 3(I) HERETO (THE "RESPONSE NOTES"). THE PARTIES AGREE THAT THE AMOUNT NECESSARY TO SATISFY THE RESPONSE NOTES IN FULL AS OF THE CLOSING DATE IS SEVEN HUNDRED FORTY-ONE THOUSAND DOLLARS AND 00/100 ($741,000.00). ONCOLOGY SHALL RECEIVE A FURTHER CREDIT AGAINST THE TERMINATION FEE IN THE AMOUNT OF TEN THOUSAND DOLLARS ($10,000.00) WHICH THE PARTIES AGREE IS EQUAL TO THE VALUE OF THOSE CERTAIN STOCK OPTIONS IN FAVOR OF ONCOLOGY'S STOCKHOLDERS, AS DESCRIBED AND AS LISTED IN
EXHIBIT 3(II) HERETO AND INCORPORATED HEREIN (THE "RESPONSE STOCK OPTIONS"). ONCOLOGY SHALL CAUSE ITS SHAREHOLDERS TO SATISFY AND CANCEL THE RESPONSE NOTES AND DELIVER SAME TO RESPONSE. ONCOLOGY SHALL FURTHER CAUSE ITS SHAREHOLDERS TO TERMINATE ALL OF THE RESPONSE STOCK OPTIONS AT CLOSING SUCH THAT THE RESPONSE STOCK OPTIONS ARE OF NO FURTHER FORCE OR EFFECT.]

        4. Accounts Receivable Credit Line. Pursuant to paragraph 5 of the 2nd Amendment to the Service Agreement, Response established an accounts receivable line of credit (the "RECEIVABLES LINE" as described therein), constituting a line of credit available to Oncology and secured by a first priority security interest in and to all Accounts Receivable (as defined in the Service Agreement). As of the date hereof (the "EFFECTIVE DATE" or the "CLOSING DATE") the Receivables Line is Six Million Six Hundred and Sixty Five Thousand Dollars ($6,665,000.00). A listing of the Medicare, Medicaid, and CHAMPUS/TriCare program receivables is set forth on EXHIBIT 4-1 (the "MEDICARE ACCOUNTS RECEIVABLE"). A listing of all Accounts Receivable other than the Medicare Accounts Receivable is set forth on EXHIBIT 4-2 (the "NON-MEDICARE ACCOUNTS RECEIVABLE"). On the Closing Date, Oncology shall assign all of its rights, title, and interest in and to the Non-Medicare Accounts Receivable to Response. Oncology hereby assigns to Response a first priority security interest, to be evidenced by a Security Agreement in the form attached hereto as EXHIBIT 4-3, in and to the proceeds of the Medicare Accounts Receivable and hereby agrees that it shall pay out an amount equal to the amount of such proceeds to Response on a continuing basis. The parties agree to amend EXHIBITS 4-1 AND 4-2 to more accurately reflect the actual accounts receivable within twenty (20) days after Closing. The following provisions shall also apply with respect to the assignment of the Non-Medicare Accounts Receivable, the security interest in the proceeds of the Medicare Accounts Receivable and the satisfaction of the Receivables Line:

           (a) To assist Response in collecting the Accounts Receivable, Oncology will promptly cooperate and assist in such collection efforts as reasonably requested by Response, in a manner consistent with prior practice. In regard to both Non-Medicare Accounts Receivable and Medicare Accounts Receivable, Oncology shall receive collections on account of said Accounts Receivable and pay an amount equal to all amounts actually collected to Response on a weekly basis. Oncology shall allow an employee or agent of Response to be on-site at Oncology's billing and collections office and to have full access to review, copy and transmit all incoming payments, explanations of benefits, and other correspondence and documents relating to the collection of the Accounts Receivable. In addition, said employee shall have "read only" access to Oncology's medical billing information system for dates of service subsequent to the Closing Date. The parties acknowledge and agree that in the event the aforesaid procedure in regard to payments on account of the Medicare Accounts Receivable are not permitted under applicable laws, rules, or regulations affecting same, then the parties shall use such other reasonable means to effect substantially the same results.

           (b) The parties agree and acknowledge that the assignment of Accounts Receivable pursuant to this SECTION 4 shall constitute satisfaction in full of the Receivables Line, notwithstanding the amount or success of actual collectability of the Accounts Receivables by Response or any other party. Response shall deliver such releases of the Receivables Line, as may be necessary to satisfy all liability of Oncology and/or its principals under the Receivables Line and to release Oncology's Accounts Receivable arising after the Closing Date from any liens, including, but not limited to, UCC-3 amendments to financing statements, limiting the lien of Response and/or any other party claiming by or through Response to the Accounts Receivable, to the actual Accounts Receivable as of the Closing Date. Response shall indemnify Oncology and hold it harmless against any and all claims, losses, liabilities and damages incurred by Oncology as a result of the failure of Response to obtain such releases of the Receivables Line and the release of liens, if any, on Oncology's Accounts Receivable created after the Closing Date.

           (c) As a condition precedent to Oncology's and to Response's obligation to close hereunder, in addition to such releases, and other documents and instruments required by Oncology pursuant to SECTION 4(B) hereunder, Oncology shall have received a statement in the form of EXHIBIT 4(C) attached hereto and incorporated herein by reference, executed by AmSouth, Response's lead lender for the Receivables Line ("RESPONSE ACCOUNTS RECEIVABLE LOAN"), on its own behalf and on behalf of all other lenders who have participated in the Response Accounts Receivable Loan, stating each of the following:

                (i)     it has received and reviewed this Agreement;

                (ii) it has reviewed the terms and provisions of this Termination Agreement with counsel of its choosing and has accepted the same as being fair and reasonable and that the property tendered by Response to Oncology is a fair and reasonably equivalent value for the consideration being paid to Response by Oncology;

                (iii) subject to assignment of the Non-Medicare Accounts Receivable and grant by Oncology of a first priority security interest in the Medicare

                        Accounts Receivable, it releases any claims against Oncology and Oncology's Representatives (as defined in
                        SECTION 10(A) below) and all liens or encumbrances against the assets of Oncology other than the Accounts Receivable arising prior to the Closing Date;

                (iv) it acknowledges that the Amsouth acknowledgment and estoppel letter shall constitute a release of all liens and encumbrances against the assets of Oncology other than the Accounts Receivable arising prior to the Closing Date; and

                (v) its commitment to execute and deliver such releases, satisfactions, and termination statements, as shall be necessary to release or discharge any liens against Oncology's assets created or arising in connection with the Response receivables loan that relate to the Accounts Receivable arising after the Closing Date.

           (d) [WITH RESPECT TO ALL ACCOUNTS RECEIVABLE ARISING FROM THE RADIATION THERAPY PROFIT CENTER (AS DEFINED IN THE "SERVICE AGREEMENT") AS LISTED ON EXHIBIT 4(D) ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE (THE "RADIATION ACCOUNTS RECEIVABLE"), OHAWB, THROUGH ITS AGENT, MEDICAL SPECIALTY SUPPORT, WILL CONTINUE TO BILL AND COLLECT ALL RADIATION ACCOUNT RECEIVABLE ON BEHALF OF RESPONSE, IN THE ORDINARY COURSE AND SHALL ENSURE THE PROMPT AND ON-GOING PAYMENT OF AMOUNTS SO COLLECTED TO RESPECT ON A WEEKLY BASIS. AS COMPENSATION THEREFOR, OHAWB SHALL BE ENTITLED TO 7% OF ALL AMOUNTS ACTUALLY COLLECTED. I SHALL UTILIZE SUBSTANTIALLY THE SAME COLLECTION PRACTICES AS IT HAS PROVIDED PRIOR TO CLOSING. FURTHER, RESPONSE SHALL BE ENTITLED TO REVIEW, COPY, AND TRANSMIT INCOMING PAYMENTS, EXPLANATIONS OF BENEFITS AND OTHER CORRESPONDENCE AND DOCUMENTS RELATING TO THE RADIATION ACCOUNTS RECEIVABLE, AS WELL AS, TO "READ ONLY" ACCESS TO THE RELEVANT MEDICAL BILLING INFORMATION SYSTEM FOR DATES OF SERVICE SUBSEQUENT TO THE CLOSING DATE. THE PARTIES AGREE TO AMEND EXHIBIT 4(D), LISTING THE RADIATION ACCOUNTS RECEIVABLE TO MORE ACCURATELY REFLECT THE SAME WITHIN TWENTY (20) DAYS AFTER CLOSING. OHAWB SHALL NOT MAKE ADJUSTMENTS TO THE RADIATION ACCOUNTS RECEIVABLE OTHER THAN TO REFLECT CONTRACTUAL ALLOWANCES AND POST PAYMENTS. OHAWB SHALL NOT WRITE OFF ANY OF SUCH RADIATION ACCOUNTS RECEIVABLE WITHOUT THE PRIOR WRITTEN APPROVAL OF RESPONSE. FURTHER, OHAWB AGREES TO EXERCISE REASONABLE COMMERCIAL CARE AND DILIGENCE IN ITS COLLECTION EFFORTS AND SHALL NOT TAKE ACTION WHICH IS INCONSISTENT WITH EITHER APPLICABLE LAW, RULE, OR REGULATION AFFECTING THE COLLECTION OF DEBTS AND/OR PRIOR COLLECTION PRACTICES.]

        5. Premises and Equipment Leases. Subject to the terms and conditions set forth in this Agreement, by assignment or other appropriate instrument of transfer, Response shall assign to Oncology the premises lease for the Baptist Medical Arts Building, East Tower, 8940 North Kendall Drive, Suite 302E, business location (the "ASSIGNED LEASE") and Oncology shall assume and agree to perform and to pay when due all remaining obligations on the Assigned Lease. Copies of all of the premises leases for the business locations in which Oncology operates (the "PREMISES LEASES") have been provided to Oncology and a listing of same is attached as EXHIBIT 5(I) hereto. Copies of all of the leases on equipment and other tangible personal property utilized by Oncology at any of its business locations (the "EQUIPMENT LEASES") have been provided to Oncology and a listing of same is attached as composite EXHIBIT 5(II) hereto. The parties acknowledge and agree that in the event the Assigned Lease cannot be transferred or assigned by Response without the consent of or notice to a third party and in respect of which any necessary consent or notice has not as of the Closing Date been given or obtained, Response covenants and agrees (a) to use reasonable means to obtain and to secure such consent and give such notice as may be required to effect a valid transfer of such property, assets, or rights, and (b) to make or complete such transfer or transfers as soon as reasonably possible. Further, in the event Response is required to remain primarily obligated under the Assigned Lease, notwithstanding the assignment and assumption, Oncology shall indemnify Response from and hold it harmless against any and all costs, expenses, claims, or liabilities to which Response is subject, which should properly be attributable to Oncology as a result of the assignment and assumption of leases. Response shall assign to Oncology its interests, if any, in the Premises Leases and Equipment Leases and Oncology shall assume and agree to perform and to pay when due all remaining obligations on the Premises Leases and Equipment Leases. Notwithstanding the foregoing, all obligations under the Premises Leases and the Equipment Leases shall be prorated as of the Closing Date and, Response shall remain obligated for and shall indemnify Oncology from and hold it harmless against, any amounts due through the Closing Date and Oncology shall be obligated for and shall indemnify Response from and hold it harmless against any amounts from and after the Closing Date.

        6. Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, Response agrees to sell, convey, transfer, assign and deliver to Oncology, free and clear of all liens and encumbrances, and Oncology agrees to purchase from Response for the cash purchase price set forth in SECTION 7 below, certain of the assets of Response consisting of all or substantially all of the assets used in the operation of Oncology's business, as described below:

           (a) All property, furniture, fixtures, and equipment currently utilized by Oncology in its practice at any location, a list of which is attached as EXHIBIT 6(A) hereto and incorporated herein by reference (the "PERSONAL PROPERTY"). The purchase price allocated to the Personal Property is intended to be the book value thereof as reflected on the books and records of Response, as further described in accordance with SECTION 7 hereof;

           (b) All usable supply inventory, both on hand at the offices of Oncology and in transit, as listed on EXHIBIT 6(B) hereto and incorporated herein by reference (the "SUPPLY INVENTORY"). The parties agree to amend EXHIBIT 6(B) to more accurately reflect the actual amount of supply inventory within twenty (20) days after the Closing Date. The purchase price allocated to the Supply Inventory is intended to be the cost price thereof, as further described in accordance with SECTION 7 hereof;

           (c) All of Response's rights in and to all of the unused portion of expenses which have been prepaid in connection with the assets transferred hereunder ("PREPAID EXPENSES") and in deposits and advances which have been paid in connection therewith, including, but not limited to, the Premises Leases and the Equipment Leases ("DEPOSITS AND ADVANCES") in the amount set forth in
SECTION 7 hereof. The Deposits and Advances and Prepaid Expenses are listed and described on EXHIBIT 6(C) attached hereto and incorporated herein by reference. The parties agree to amend

EXHIBIT 6(C) to more accurately reflect the actual amount of Deposits and Advances within twenty (20) days after Closing;

           (d) All of the goodwill associated with Oncology's practice;

           (e) The parties agree that, upon the updating of EXHIBITS 6(B), 6(C), AND 8, and in any case, no later than twenty (20) days after the Closing Date appropriate adjusting payments, if any, will be made;

           (f) The parties acknowledge and agree that in the event any property, assets or rights to be transferred or assigned to Oncology cannot be transferred or assigned by Response without the consent of or notice to a third party and in respect of which any necessary consent or notice has not as of the Closing Date been given or obtained, Response covenants and agrees (a) to hold such property, assets or rights for the use of Oncology; (b) to use reasonable means to obtain and to secure such consent and give such notice as may be required to effect a valid transfer of such property, assets, or rights; and (c) to make or complete such transfer or transfers as soon as reasonably possible.

        7. Allocation of Purchase Price and Termination Fee. The purchase price and Termination Fee shall be allocated, subject to adjustments, prorations, credits and setoffs described herein, in the manner set forth below (the "PURCHASE PRICE AND TERMINATION FEE ALLOCATION"):

          Termination of Restrictive Covenants and Sale of Good Will       $  200,000
          Supply Inventory                                                 $   10,000
          Personal Property                                                $   45,000
          Deposits and Advances and Prepaid Expenses                       $   86,000
          Termination Fee (as described in paragraph 2(a)                  $3,498,000
          TOTAL CASH PURCHASE PRICE                                        $3,839,000


        Response and Oncology each hereby covenant and agree that they will not take a position that is in any manner inconsistent with this SECTION 7 on any income tax returns, before any governmental agency charged with the collection of any income tax or in any judicial, quasi-judicial and/or administrative proceedings. The parties acknowledge that the Non-Medicare Accounts Receivable are being assigned and an amount equal to the proceeds of the Medicare Accounts Receivable are being paid in full satisfaction of the Receivables Line.

        8. Accounts Payable.

           (a) Response shall remain obligated for and agree to pay in full when due, consistent with the prior business practices of Response, all trade accounts payable and other liabilities arising from or created in connection with Oncology's business prior to the Closing Date, including, but not limited to, the accounts payable listed on EXHIBIT 8 attached hereto and incorporated herein by reference (the "ACCOUNTS PAYABLE") except the liabilities existing under the Equipment Leases, the Premises Leases, the Assigned Lease and any other contracts which will be assumed or continued by Oncology on and after the Closing Date. Response agrees that the

Accounts Payable (as herein defined to include obligations arising through the Closing Date) are the sole obligation of Response (notwithstanding that invoices therefor may list the purchaser as Oncology) and agrees to pay the Accounts Payable in full when due and consistent with the prior business practices of Response.

           (b) The parties agree to amend EXHIBIT 8 within twenty (20) days after the Closing Date to accurately reflect actual Accounts Payable as of the day before the Closing Date, consistent with the prior practices of Oncology and Response. As described in SUBPARAGRAPH 6(E) above, an appropriate adjusting payment shall be made by Response to Oncology or Oncology to Response, as appropriate, within twenty (20) days after the Closing Date.

        9. Termination of Restrictive Covenants/Payment for Goodwill. In consideration of the sum of Two Hundred Thousand Dollars ($200,000.00), which Oncology shall pay to Response simultaneously with the Closing hereof, in addition to the sale of goodwill described in SECTION 6(D), the restrictive covenants of the physicians employed by Oncology (described in Article 7 of the Service Agreement) are hereby terminated.

        10. Releases.

            (a) Except for its rights and Oncology's obligations arising from this Agreement, Response does hereby remise, release, acquit, satisfy, and forever discharge Oncology and Oncology's present and former shareholders, officers, directors, employees, agents and attorneys and its and their heirs, successors, and employees, and each of them (collectively "ONCOLOGY'S REPRESENTATIVES"), of and from, any and all manner of actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity or otherwise, whether known or unknown, matured or unmatured, which Response ever had, now has, hereafter can, shall or may have against Oncology and/or Oncology's Representatives arising from or relating to acts or omissions which occurred prior to the Closing Date (specifically including, but not limited to, the restrictive covenants referred to in SECTION 9 above) except those relating to medical malpractice claims and those relating to fraudulent acts or omissions by Oncology and/or Oncology's Representatives. Notwithstanding the foregoing, in the event that any claim(s) relating to statements or submissions made to governmental or other payors is asserted against Response or Response's Representatives (as defined below), or any of them, by a person or entity which is not a party to this Agreement, Response or Response's Representatives (as defined below), and each of them, hereby specifically reserve and retain any and all rights, claims, and defenses which they, or any of them, now have, have had, or would otherwise have against Oncology or Oncology's Representatives, or any of them, arising out of the act(s) or omission(s) which is the subject matter of each claim(s) against Response or Response's Representatives (as defined below), or any of them.

            (b) Except for its rights and Response's obligations arising from this Agreement, Oncology does hereby remise, release, acquit, satisfy, and forever discharge Response and Response's present and former shareholders, officers, directors, employees, agents and attorneys and its and their heirs, successors, and assigns, and each of them, (collectively "RESPONSE'S REPRESENTATIVES"), of and from, any and all manner of actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity or otherwise, whether known or unknown, matured or unmatured, which Oncology ever had, now has, hereafter can, shall or may have against Response and/or Response's Representatives, arising from or relating to facts or circumstances which occurred prior to the Closing Date, except those relating to fraudulent acts or omissions by Response and/or Response's Representatives. Notwithstanding the foregoing, in the event that any claim(s) relating to statements or submissions made to governmental or other payors is asserted against Oncology or Oncology's Representatives, or any of them, by a person or entity which is not a party to this Agreement, Oncology or Oncology's Representatives, hereby specifically reserve and retain any and all rights, claims, and defenses, which they, or any of them, now have, have had, or would otherwise have against Response or Response's Representatives, or any of them, arising out of the act(s) or omission(s) which is the subject matter of each claim(s) against Oncology or Oncology's Representatives, or any of them.

            (c) The parties agree that their respective liability for any claim relating to statements or submissions made to governmental or other payors shall be allocated among the parties pro rata as follows with respect to the charge giving rise to such claim(s): (i) for charges made after January 1, 1998, 88.5% to OHAWB and 11.5% to Response. Notwithstanding the relative obligation therefor, the parties agree that prior to any payment being made by either party in regard to any such claim(s) relating to statements or submissions made to governmental or other payors, both parties will use their best efforts to resolve such claims in the most cost efficient manner.

        11. Employees. Effective as of the Closing Date, the employment of any Executive Director (as such position is described in SECTION 5.6 of the Service Agreement)and all other administrative personnel employed by Response at a Clinic (as defined under SECTION 2.1 of the Service Agreement) shall be terminated effective as of the Closing Date. All of such individuals shall be hired by Oncology as employees simultaneous with such persons' termination of employment by Response, effective as of the Closing Date. All expenses of employment, including, but not limited to, salaries, benefits, taxes, insurance and other costs, shall be prorated as of the Closing Date. Oncology agrees that, for a period of two (2) years after Closing, neither it nor Oncology's Representatives will actively solicit or attempt to influence any employee of Response to terminate his or her relationship with Response nor will it employ any such individual or former Response employee (within twelve (12) months of the effective date of the individual's termination of his or her employment with Response.)

        12. Impact Center Service Agreement and Pharmacy Services Agreement. Effective as of the Closing Date, the parties shall execute and deliver a new service agreement limited to the ancillary services of the Impact Center (as defined in the Service Agreement), upon terms and conditions materially the same as the current Service Agreement relating to the Impact Center and reflecting the expansion of Impact Center services to the treatment of certain chronic diseases. Effective as of the Closing Date and as a condition precedent to Response's Obligation to close, the parties shall execute and deliver an Agreement for Pharmacy Services in the form attached hereto as EXHIBIT 12.

        13. Representations and Warranties of Oncology. Oncology represents, warrants, covenants and agrees with Response that:

            (a) Organization. Oncology is a professional association duly organized, validly existing and in good standing under the laws of the State of Florida. Oncology has the full power and authority to own its property, to carry on its business as presently being conducted, to enter into this Agreement, and to consummate the transactions contemplated hereby.

            (b) Authority. Oncology has taken all necessary action to authorize the execution, delivery, and performance of this Agreement as well as the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not violate any provisions of the charter or the bylaws of Oncology or any indenture, mortgage, deed of trust, lien, lease agreement, arrangement, contract, instrument license, order, judgment or decree, or result in the acceleration of any obligation thereunder, to which Oncology is a party or by which it is bound.

            (c) Litigation. No action or proceeding by or before any court or other Governmental Authority has been instituted or is, to the best of Oncology's knowledge, threatened with respect to the transactions contemplated by this Agreement.

            (d) Full Disclosure. When considered in the context of all information contained herein, no representation or warranty made by Oncology in this Agreement contains or will contain any untrue statement of a material fact. All representatives and warranties contained in this Agreement are true and correct as of the date of their Agreement and shall remain true and correct throughout the term of this Agreement.

            (e) Fair Consideration. Oncology has reviewed each and every term and provision of this Termination Agreement with counsel of its choosing and has accepted same as being fair and reasonable. Oncology acknowledges that the consideration tendered to Response is fair and reasonable and constitutes a reasonably equivalent value for the consideration paid to it by Response. Oncology acknowledges that the tender of the consideration to Response is not undertaken in fraud of or to hinder or delay any of its creditors and will not render it insolvent.

        14. Representations and Warranties of Response. Response represents, warrants, covenants and agrees with Oncology that:

            (a) Organization. Response is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. Response has the full power to own its property, to carry on its business as presently conducted, to enter into this Agreement, and to consummate the transactions contemplated hereby.

            (b) Authority. Response has taken all necessary action to authorize the execution, delivery, and performance of this Agreement as well as the consummation contemplated hereby. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate any provisions of the charter or the bylaws of Response or any indenture, mortgage, deed of trust, lien, lease agreement, arrangement, contract, instrument license, order, judgment or decree, or result in the acceleration of any obligation thereunder, to which Response is a party or by which it is bound.

            (c) Litigation. No action or proceeding by or before any court or other Governmental Authority has been instituted or is, to the best of Response's knowledge, threatened with respect to the transactions contemplated by this Agreement.

            (d) Full Disclosure. When considered in the context of all information contained herein, no representation or warranty made by Response in this Agreement contains or will contain any untrue statement of a material fact. All representatives and warranties contained in this Agreement are true and correct as of the date of this Agreement and shall remain true and correct throughout the term of this Agreement.

            (e) Fair Consideration. Response has reviewed each and every term and provision of this Termination Agreement with counsel of its choosing and has accepted same as being fair and reasonable. Response acknowledges that the consideration tendered to Oncology is fair and reasonable and constitutes a reasonably equivalent value for the consideration paid to it by Oncology. Response acknowledges that the tender of the consideration to Oncology is not undertaken in fraud of or to hinder or delay any of its creditors and will not render it insolvent.

            (f) No Liens or Encumbrances. Upon delivery to Oncology and appropriate filing of the documents described in SECTION 4(A) and (B) above, the assets to be transferred hereunder shall be delivered free and clear of any liens or encumbrances except those which have arisen, directly or indirectly, as a result of the following obligations being assumed by Oncology: [THE ASSIGNED LEASE, THE PREMISES LEASES AND THE EQUIPMENT LEASES].

        15. Closing. The Closing of the transactions contemplated hereby, including, but not limited to, the transfer of assets and leases by Response to Oncology (the "CLOSING"), shall take place simultaneously with the execution and delivery of this Agreement (the "CLOSING DATE") at the offices of OHAWB's counsel, Abrams Anton, P.A., 2021 Tyler Street, Hollywood, Florida 33022, or on such other date and at such other place as the parties may agree to in writing.

            (a) At the Closing, Response shall execute and deliver, or cause to be delivered, to Oncology the following instruments and documents, against execution and delivery of the items specified in SECTION 15(B):

                (i) The original note and/or other instruments establishing and/or securing the Receivables Line marked satisfied in full.

                (ii) Assignment of Response's interests in the Assigned Lease as described in SECTION 5 above.

                (iii) Assignment(s) of Response's interest, if any, in the Premises Leases and the Equipment Leases.

                (iv) Consent(s) to the assignment and assumption of the Assigned Lease.

                (v) A bill of sale and/or assignment instrument(s) conveying title to any other assets to be transferred hereunder not already conveyed by the deliverables described in SUBSECTIONS 15(A)(II) AND (III), free and clear of liens and encumbrances, except those described in SECTION 14(F).

                (vi) A consent to the termination of restrictive covenants as described in SECTION 9 above.

                (vii) An assignment of goodwill, as described in SECTION 6(D) above.

                (viii) Response's corporate resolutions of directors authorizing the transaction.

            (b) At the Closing, Oncology shall execute and deliver, or cause to be delivered, to Response the following instruments and documents against execution and delivery of the items specified in SECTION 15(A):

                (i) A cashier's or trust account check or wire transfer in the amount of the Termination Fee, subject to adjustments, prorations, credits, and setoffs described herein.

                (ii) A cashier's or trust account check or wire transfer in the amount of the Purchase Price for the Personal Property, Supply Inventory, and Prepaid Expenses and Deposits and Advances as set forth in SECTION 7 hereof, subject to adjustments, prorations, credits, and setoffs described herein.

                (iii) A cashier's or trust account check or wire transfer in the amount of Two Hundred Thousand Dollars ($200,000.00) pursuant to SECTION 9 hereof.

                (iv)    The original Response Note marked satisfied in full.

                (v) Evidence of termination of the Response Stock Options as described in SECTION 3 hereof.

                (vi) An assignment of Oncology's interest, if any, in its Non-Medicare Accounts Receivable to Response, subject to the terms and conditions hereof.

                (vii) A Security Agreement executed by Oncology giving Response a first priority Security Interest in and to the Medicare Accounts Receivable as described in SECTION 4 above.

                (viii) A general assumption instrument assuming the Assigned Lease, the accounts payable arising from and after the Closing Date, and any other obligations to be assumed hereunder.

                (ix) Consents, if any, as the same shall be required to the assignment and assumption of leases.

                (x) An Agreement for Pharmacy Services effective as of the Closing Date by and between Response and Oncology, in the form set forth at EXHIBIT 12 and executed by Oncology.

                (xi) Oncology's corporate resolutions of shareholders and directors authorizing the transaction.

            (c) Each of the parties, at any time before or after the Closing Date, will execute, acknowledge and deliver any further documents, instruments, assignments, and other instruments of transfer, reasonably requested by the other party, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by the other party for the purpose of assigning, transferring, granting, conveying, and confirming to the other party, or reducing to possession, any or all property to be conveyed and transferred by this Agreement.

        16. Indemnification.

            (a) Each party hereby indemnifies the other from and holds it harmless against any and all damages, claims, losses, expenses, costs, obligations and liabilities (including, without limitation, reasonable attorneys' fees) suffered by the other party resulting from or arising in connection with any material false or incorrect representations or warranties made by the indemnifying party hereunder, or the breach by the indemnifying party of any of its covenants or agreements hereunder.

            (b) Oncology hereby indemnifies Response from and holds it harmless against any and all damages incurred or suffered by Response that result from, relate to or arise out of any and all actions, suits, claims, legal, administrative, arbitration, governmental or other proceedings or other investigations against or involving Response that relate to Oncology or the business to which this transaction relates in which the principal event giving rise thereto (i) occurred after the Closing Date or which results from or arises out of any action or inaction of Oncology or any employee, agent, or representative of Oncology after the Closing Date; or (ii) is an act or omission by Oncology that occurred prior to, on, or after the Closing Date and arose from or is related to the provision of or failure to provide patient care or related services; or (iii) relates to any statement or submission made to governmental or other payors; provided, that as to matters falling within clause (iii), the indemnification obligation shall be reduced by Response's allocable obligation for such claim, as described in SECTION 10(C).

            (c) Response hereby indemnifies Oncology from and holds it harmless against any and all damages incurred or suffered by Oncology that result from, relate to, or arise out of any and all actions, suits, claims, legal, administrative, arbitration, governmental or other proceedings, or other investigations against or involving Oncology that relate to Response or the business to which this transaction relates in which the principal event giving rise thereto (i) occurred prior to the Closing Date and does not involve the provision of or failure to provide patient care or related issues of record-keeping related to such services or which results from or arises out of any action or inaction of Response or any employee, agent, or representative of Response prior to the Closing Date; or (ii) occurred prior to, on, or after the Closing Date and involves a claim by any creditor of Response, including, but not limited to, AmSouth; provided, that with respect to any such matter that may involve a statement or submission made to governmental or other payors, the indemnification obligation shall be reduced by OHAWB's allocable share, as described in Section 10(c).

            (d) If any person or entity not a party hereto (the "NON-PARTY CLAIMANT") notifies any party to this Agreement (the "INDEMNIFIED PARTY") with respect to any matter (a "NON-PARTY CLAIM") which may give rise to a claim for indemnification against any other party to this Agreement (the "INDEMNIFYING PARTY"), then the Indemnified Party shall promptly (and in any event within fifteen (15) business days after receiving notice of the Non-Party Claim) notify each Indemnifying Party thereof in writing. Such written notice shall specify the nature and the amount of the claim(s) made or anticipated to be made and the identity of the Non-Party Claimant and shall be accompanied by copies of any documents provided to the Indemnified Party by the Non-Party Claimant in connection with the making of such Non-Party Claim.

        17. Brokers. Each of the parties represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement and, insofar as it knows, no broker is entitled to a commission or finder's fee in connection with any of these transactions. Response and Oncology each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, claim, or expense incurred by reason of any brokerage, commission, or finder's fee alleged to be payable because of any act, omission, or statement of the indemnifying party.

        18. Costs. Except as may otherwise be provided in this Agreement, each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

        19. Prorations. Rent, utilities, telephone charges, personal property taxes, employee wages, salaries, and benefits, and all other comparable expenses capable of proration shall be prorated as of the Closing Date.

        20. Additional Post-Closing Covenants.

            (a) Notwithstanding the termination of the Service Agreement, Response shall cause to be paid to Oncology or the Physicians employed by Oncology, as appropriate, the retainage amount applicable to January, 2001, in a manner consistent with prior practice.

            (b) For a period of four years following the Closing Date, Response shall continue to maintain Leonard Kalman, M.D. as a named insured on Response's director's and officer's insurance for dates up to and including the Closing Date.

        21. Miscellaneous Provisions.

            (a) This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.

            (b) The provisions of this Agreement may be amended, supplemented, waived, or changed only by a writing signed by the party against whom enforcement of any such amendment, supplement, waiver, or modification is sought and making specific reference to this Agreement.

            (c) Neither party may assign its rights and/or delegate its obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

            (d) All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

            (e) All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including facsimile and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated (to be followed by hard copy by overnight delivery), or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to such address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery, and (b) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

            (f) If any part of this Agreement or any other Agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited, or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

            (g) In this Agreement, the use of any gender shall be deemed to include all genders, and the use of the singular shall include the plural, wherever it appears appropriate from the context.

            (h) The failure or delay of any party at any time to require performance by another party of any provision of this Agreement, even if known, shall not affect the rights of such party to require performance of that provision or to exercise any right, power, or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of the provision itself, or a waiver of any right, power, or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

            (i) Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties hereto and their respective legal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

            (j) No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power, or remedy hereunder shall preclude any other or further exercise thereof.

            (k) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (l) This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in or accordance with, the internal laws of the State of Florida without regard to principles of conflicts or choice of laws.

            (m) Any suit, action, or other legal proceeding arising out of or relating to this Agreement shall be brought in a court of the State of Florida, Dade County, or in the United States District Court for the Southern District of Florida, having subject matter jurisdiction thereof, and both parties agree to submit to the jurisdiction of such forum.

            (n) Each covenant set forth in SECTIONS 2(B), 4, 5, 6, 7, 8(B), 10, 11, 12, 15(C), 16, 19, 19(A), 20(M), 20(N), AND 20(O) shall survive the Closing and delivery of the documents and other deliverables contemplated herein.

            (o) Without the prior written consent of the other party, neither party will disclose any term or condition of this Agreement to any person or entity except that such disclosure may be made (i) to any lender to or other person in a business relationship with any of the parties to whom such disclosure is necessary in order to satisfy any of the conditions to the consummation of this Agreement; (ii) to the extent appropriate, by each party, to employees and legal counsel of that party; and (iii) to the extent the party making such disclosure believes in good faith that such disclosure is required by law (in which case such party will consult with the other party prior to making such disclosure). Oncology hereby consents to the public announcement Response will make on or after the Closing Date announcing the consummation of the Agreement and the transactions contemplated thereby. No press release or other public announcement related to this Agreement or the transactions contemplated hereby will be issued by any party hereto without the prior approval of the other party, except that any party may make such public disclosure which it believes in good faith to be required by law (in which case such party will consult with the other party prior to making such disclosure).

            (p) If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and expenses, court costs and all expenses even if not taxable as court costs (including, but not limited to, all attorneys' fees and expenses incident to any appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

            (q) The parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.


               [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


OHAWB HEMATOLOGY GROUP OF SOUTH               RESPONSE ONCOLOGY, INC.,
FLORIDA, P.A.,                                a Tennessee corporation
a Florida professional service corporation


By:                                           By:
    --------------------------------------        ------------------------------
President:                                    President:
          --------------------------------              ------------------------